                                   EXHIBIT B

         FORM OF AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION

     AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION dated as of December 14, 2000 (the "Agreement"), between and among UAM Funds Inc., a Maryland corporation ("UAM"), with its principal place of business at 211 Congress Street, Boston, MA 02110, with regard to its Sterling Partners' Balanced Portfolio and Sterling Partners' Small Cap Value Portfolio (each an "Acquired Fund" and, collectively, the "Acquired Funds"); The Advisors' Inner Circle Fund, a Massachusetts business trust ("AIC"), with its principal place of business at 101 Federal Street, Boston, MA 02110, with regard to its Sterling Partners' Balanced Portfolio and Sterling Partners' Small Cap Value Portfolio (the "Acquiring Funds"); and Sterling Capital Management, LLC, a Delaware limited liability company, with its principal place of business at One First Union Center, 301 S. College Street, Charlotte, NC 28202 (with respect to the provisions of Paragraph 17 only).

     WHEREAS, UAM was organized under Maryland law as a corporation under Articles of Incorporation dated October 11, 1988. UAM is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). UAM has authorized capital consisting of 3 billion shares of common stock with $0.001 par value. The Acquired Funds are validly existing series of UAM;

     WHEREAS, AIC was organized under Massachusetts law as a business trust under a Declaration of Trust dated July 18, 1991 and amended February 18, 1997. AIC is an open-end management investment company registered under the 1940 Act. AIC has authorized capital consisting of an unlimited number of units of beneficial interest with no par value. The Acquiring Funds [are] duly organized and validly existing series of AIC;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree to effect the transfer of all of the assets of the Acquired Funds solely in exchange for the assumption by the corresponding Acquiring Funds of all or substantially all of the liabilities of the Acquired Funds and units of beneficial interest of the appropriate class of corresponding Acquiring Funds ("Acquiring Funds Shares") followed by the distribution, at the Effective Time (as defined in Section 12 of this Agreement), of such Acquiring Funds Shares to the holders of Institutional Class Shares and Institutional Service Class Shares of the Acquired Funds ("Acquired Funds Shares") on the terms and conditions hereinafter set forth in liquidation of the Acquired Funds. The parties hereto covenant and agree as follows:

1.   Plan of Reorganization. At the Effective Time, the Acquired Funds will
     ----------------------
assign, deliver and otherwise transfer all of their assets and good and marketable title thereto, and assign all or substantially all of the liabilities as are set forth in a statement of assets and responsibilities, to be prepared as of the Effective Time (the "Statement of Assets and Liabilities") to the Acquiring Funds free and clear of all liens, encumbrances and adverse claims except as provided in this Agreement, and the Acquiring Funds shall acquire all such assets, and shall assume all such liabilities of the Acquired Funds, in exchange for delivery to the Acquired Funds by the Acquiring Funds of a number of Acquiring Funds Shares (both full and fractional) equivalent in number and value to the Acquired Funds Shares outstanding immediately prior to the Effective Time. Shareholders of record of Institutional Class Shares of an Acquired Fund at the Effective Time will be credited with full and fractional __ Shares of an Acquiring Fund and Shareholders of record of Institutional Service Class Shares of an Acquired Fund at the Effective Time will be credited with full and fractional __ Shares of an Acquiring Fund. At the Effective Time, each shareholder of record of an Acquired Fund as of the record date (the "Distribution Record Date") with respect to any unpaid dividends and other distributions that were declared before the Effective Time shall have the right to receive such unpaid dividends and distributions with respect to the shares of such Acquired Fund that such person held on the Distribution Record Date. The assets and stated liabilities of the Acquired Funds shall be exclusively assigned to and assumed by the Acquiring Funds. All debts, liabilities, obligations and duties of the Acquired Funds, to the extent that they exist at or after the Effective Time shall after the Effective Time attach to the Acquiring Funds and may be enforced against the Acquiring Funds to the same extent as if the same had been incurred by the Acquiring Funds.

2.   Transfer of Assets.  The assets of the Acquired Funds to be acquired by the
     ------------------
corresponding Acquiring Funds and allocated thereto shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable) as set forth in the Statement of Assets and Liabilities, as well as any claims or rights of action or rights to register shares under applicable securities laws, any books or records of the Acquired Funds and other property owned by the Acquired Funds at the Effective Time.

3.   Calculations.
     ------------

     (a) The number of Acquiring Fund Shares issued to an Acquired Fund pursuant to Section 1 hereof will be determined as follows:

             (1) The value (determined as of the Applicable Valuation Time (as hereinafter defined)) of an Acquired Fund's assets that are conveyed, less the liabilities that are assumed, at the Effective Time (as hereinafter defined) and that are attributable to Institutional Class Shares of such Acquired Fund shall be divided by the net asset value of one ___ Share of the Acquiring Fund that is to be delivered with respect thereto; and

             (2) The value (determined as of the Applicable Valuation Time (as hereinafter defined)) of an Acquired Fund's assets that are conveyed, less the liabilities that are assumed, at the Effective Time (as hereinafter defined) and that are attributable to Institutional Service Class Shares of such Acquired Fund shall be divided by the net asset value of one __ Share of the Acquiring fund that is to be delivered with respect thereto.

     (b) The net asset value of each class of the Acquiring Fund Shares shall be computed at the Valuation Time (as hereinafter defined) in the manner set forth in the Acquiring Fund's then current prospectus under the Securities Act of 1933, as amended (the "1933 Act"). The net asset value of shares of each class of an Acquired Fund shall be computed at the Valuation Time in the manner set forth in such Acquired Fund's then current prospectus under the 1933 Act.

4.   Valuation of Assets. The value of the assets of an Acquired Fund shall be
     -------------------
the value of such assets computed as of the time at which an Acquired Fund's net asset value is calculated at the Valuation Time (as hereinafter defined). The net asset value of the assets of an Acquired Fund to be transferred to an Acquiring Fund shall be computed by UAM (and shall be subject to adjustment by the amount, if any, agreed to by UAM and the Acquired Fund and AIC and the Acquiring Fund). In determining the value of the securities transferred by an Acquired Fund to an Acquiring Fund, each security shall be priced in accordance with the pricing policies and procedures of an Acquired Fund as described in its then current prospectus and statement of additional information. For such purposes, price quotations and the security characteristics relating to establishing such quotations shall be determined by UAM, provided that such determination shall be subject to the approval of AIC. UAM and AIC agree to use all commercially reasonable efforts to resolve, prior to the Valuation Time, any material pricing differences between the prices of portfolio securities determined in accordance with the pricing policies and procedures of the Acquiring Fund and those determined in accordance with the pricing policies and procedures of the Acquired Fund.

5.   Valuation Time. The valuation time shall be 4:00 p.m., Eastern Time, on
     --------------
_____, 2001, or such earlier or later date and time as may be mutually agreed in writing by an authorized officer of each of the parties (the "Valuation Time"). Notwithstanding anything herein to the contrary, in the event that at the Valuation Time, (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on such exchange or elsewhere shall be disrupted so that, in the judgment of AIC or UAM, accurate appraisal of the value of the net assets of an Acquiring Fund or an Acquired Fund is impracticable, the Valuation time shall be postponed until the first business day after the day when trading shall have been fully resumed without restriction or disruption, reporting shall have been restored and accurate appraisal of the value of the net assets of an Acquiring Fund.


6.   Liquidation of the Acquired Funds and Cancellation of Shares. At the
     ------------------------------------------------------------
Effective Time, the Acquired Funds will liquidate and the Acquiring Funds Shares (both full and fractional) received by the Acquired Funds will be distributed to the shareholders of record of the Acquired Funds as of the Effective Time in exchange for their respective Acquired Funds Shares and in complete liquidation of the Acquired Funds. Each shareholder of the Acquired Funds will receive a number of Acquiring Funds Shares equal in number and value to the Acquired Funds Shares held by that shareholder, and each Acquiring Funds and Acquired Funds share will be of equivalent net asset value per share. Such liquidation and distribution will be accompanied by the establishment of an open account on the share records of the Acquiring Funds in the name of each shareholder of the Acquired Funds and representing the respective number of Acquiring Funds Shares due such shareholder. All of the issued and outstanding shares of the Acquired Funds shall be cancelled on the books of UAM at the Effective Time and shall thereafter represent only the right to receive Acquiring Fund Shares. The Acquired Funds' transfer books shall be closed permanently. UAM will also file Articles of Amendment to its Charter with the Maryland State Department of Assessments and Taxation to effect further cancellation of such shares.

7.   Representations and Warranties of the Acquiring Funds.  The Acquiring Funds
     -----------------------------------------------------
represent and warrant to the Acquired Funds as follows:

     (a) Organization, Existence, etc. AIC is a business trust duly organized
         -----------------------------
     and validly existing under the laws of the Commonwealth of Massachusetts and has the power to carry on its business as it is now being conducted.

     (b) Registration as Investment Company. AIC is registered under the 1940
         ----------------------------------
     Act as an open-end management investment company; such registration has not been revoked or rescinded and will be in full force and effect.

     (c) Financial Statements. The financial statements, if any, of AIC relating
         --------------------
     to the Acquiring Funds dated as of [February 28, 2000] (the "Acquiring Funds Financial Statements"), which will, if available, be delivered to the Acquired Funds as of the Effective Time, will fairly present the financial position of the Acquiring Funds as of the date thereof.

     (d) Shares to be Issued Upon Reorganization. The Acquiring Funds Shares to
         ---------------------------------------
     be issued in connection with the Reorganization have been duly authorized and upon consummation of the Reorganization will be validly issued, fully paid and non-assessable. Prior to the Effective Time, there shall be no issued and outstanding Acquiring Funds Shares or any other securities issued by the Acquiring Funds.

     (e) Authority Relative to this Agreement. AIC, on behalf of the Acquiring Funds, has the power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by AIC's Board of Trustees, and no other proceedings by the Acquiring Funds are necessary to authorize its officers to effectuate this Agreement and the transactions contemplated hereby. Each of the Acquiring

     Funds is not a party to or obligated under any charter, by-law, indenture or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by its executing and carrying out this Agreement.

     (f) Liabilities. There are no liabilities of the Acquiring Funds, whether
         -----------
     or not determined or determinable, other than liabilities disclosed or provided for in the Acquiring Funds Financial Statements and liabilities incurred in the ordinary course of business subsequent to the Effective Time or otherwise previously disclosed to the Acquired Funds, none of which has been materially adverse to the business, assets or results of operations of the Acquiring Funds.

     (g) Litigation. Except as previously disclosed to the Acquired Funds, there
         ----------
     are no claims, actions, suits or proceedings pending or, to the actual knowledge of the Acquiring Funds, threatened which would materially adversely affect the Acquiring Funds or their assets or business or which would prevent or hinder in any material respect consummation of the transactions contemplated hereby.

     (h) Contracts. Except for contracts and agreements disclosed to the
         ---------
     Acquired Funds, under which no default exists, each of the Acquiring Funds is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit of any kind or nature whatsoever with respect to the Acquiring Funds.

     (i) Taxes. As of the Effective Time, all Federal and other tax returns and
         -----
     reports of the Acquiring Funds required by law to have been filed shall have been filed, and all other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Acquiring Funds' knowledge, no such return is currently under audit and no assessment has been asserted with respect to any of such returns.

8.   Representations and Warranties of the Acquired Funds.  The Acquired Funds
     ----------------------------------------------------
represent and warrant to the Acquiring Funds as follows:

     (a) Organization, Existence, etc.  UAM is a corporation duly organized and
         -----------------------------
     validly existing under the laws of the State of Maryland and has the power to carry on its business as it is now being conducted.

     (b) Registration as Investment Company.  UAM is registered under the 1940
         ----------------------------------
     Act as an open-end management investment company; such registration has not been revoked or rescinded and is in full force and effect.

     (c) Financial Statements.  The audited financial statements of UAM relating
         --------------------
     to the Acquired Funds for the fiscal year ended October 31, 2000, and the unaudited financial statements of the Acquired Funds dated as of February 28, 2001 (the "Acquired Funds Financial Statements"), as delivered to the Acquiring

     Funds, fairly present the financial position of the Acquired Funds as of the dates thereof, and the results of its operations and changes in its net assets for the periods indicated.

     (d) Marketable Title to Assets. Each of the Acquired Funds will have, at
         --------------------------
     the Effective Time, good and marketable title to, and full right, power and authority to sell, assign, transfer and deliver, the assets to be transferred to the Acquiring Funds. Upon delivery and payment for such assets, each of the Acquiring Funds will have good and marketable title to such assets without restriction on the transfer thereof free and clear of all liens, encumbrances and adverse claims.

     (e) Authority Relative to this Agreement. UAM, on behalf of the Acquired
         ------------------------------------
     Funds, has the power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by the UAM's Board of Directors, and, except for approval by the shareholders of the Acquired Funds, no other proceedings by the Acquired Funds are necessary to authorize its officers to effectuate this Agreement and the transactions contemplated hereby. Each of the Acquired Funds is not a party to or obligated under any charter, by-law, indenture or contract provision or any other commitment or obligation, or subject to any order or decree, which would be violated by its executing and carrying out this Agreement.

     (f) Liabilities. There are no liabilities of the Acquired Funds, whether or
         -----------
     not determined or determinable, other than liabilities disclosed or provided for in the Acquired Funds Financial Statements and liabilities incurred in the ordinary course of business subsequent to October 31, 2000, or otherwise previously disclosed to the Acquiring Funds, none of which has been materially adverse to the business, assets or results of operations of the Acquired Funds. UAM's Registration Statement, which is on file with the Securities and Exchange Commission, does not contain an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (g) Litigation. Except as previously disclosed to the Acquiring Funds,
         ----------
     there are no claims, actions, suits or proceedings pending or, to the knowledge of the Acquired Funds, threatened which would materially adversely affect the Acquired Funds or their assets or business or which would prevent or hinder in any material respect consummation of the transactions contemplated hereby.

     (h) Contracts. Except for contracts and agreements disclosed to the
         ---------
     Acquiring Funds, under which no default exists, each of the Acquired Funds, at the Effective Time, is not a party to or subject to any material contract, debt instrument, plan, lease, franchise, license or permit of any kind or nature whatsoever.

     (i) Taxes. As of the Effective Time, all Federal and other tax returns and
         -----
     reports of the Acquired Funds required by law to have been filed shall have been filed, and all other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Acquired Funds' knowledge, no such return is currently under audit and no assessment has been asserted with respect to any of such returns.

9.   Conditions Precedent to Obligations of the Acquiring Funds.
     ----------------------------------------------------------

     (a) All representations and warranties of the Acquired Funds contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time. At the Effective Time, AIC shall have received a certificate from the President or Vice President of UAM, dated as of such date, certifying on behalf of UAM that as of such date that the conditions set forth in this clause (a) have been met.

     (b) The Acquiring Funds shall have received an opinion of counsel for the Acquired Funds, dated as of the Effective Time, addressed to and in form and substance satisfactory to counsel for the Acquiring Funds, to the effect that (i) the UAM is duly organized under the laws of the State of Maryland and the Acquired Funds are validly existing series of UAM; (ii) UAM is an open-end management investment company registered under the 1940 Act; (iii) this Agreement and the Reorganization provided for herein and the execution of this Agreement have been duly authorized and approved by all requisite corporate action of UAM and this Agreement has been duly executed and delivered by UAM on behalf of the Acquired Funds and is a valid and binding obligation of UAM on behalf of the Acquired Funds, subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws or court decisions regarding enforcement of creditors' rights generally and such counsel shall express no opinion with respect to the application of equitable principles on any proceeding, whether at law or in equity, as to the enforceability of any provision of the Agreement relating to remedies after default, as to availability of any specific or equitable relief of any kind or with respect to the provision of this Agreement intended to limit liability for a particular matter for a particular Acquired Fund and its assets, including but not limited to Section 21 of this Agreement; and (iv) to the best of counsel's knowledge, no consent, approval, order or other authorization of any Federal or state court or administrative or regulatory agency is required for UAM to enter into this Agreement on behalf of the Acquired Funds or carry out its terms that has not been obtained other than where the failure to obtain any such consent, approval, order or authorization would not have a material adverse effect on the operations of the Acquired Funds. [Such opinion may rely upon opinions of Venable, Baetjer and Howard, LLP to the extent set forth in such opinion.]

     (c) The Acquired Funds shall have delivered to the Acquiring Funds at the Effective Time the Acquired Funds' Statement of Assets and Liabilities, prepared in accordance with generally accepted accounting principles consistently applied, together with a certificate of the Treasurer or Assistant Treasurer of the Acquired Funds as to the aggregate asset value of the Acquired Funds' portfolio securities.

     (d) At the Effective Time, UAM shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by UAM prior to or at the Effective Time and AIC shall have received a certificate from the President or Vice President of UAM, dated as of such date, certifying on behalf of UAM that the conditions set forth in this clause (d) have been, continue to be, satisfied.

10.  Conditions Precedent to Obligations of the Acquired Funds.
     ---------------------------------------------------------

     (a) All representations and warranties of the Acquiring Funds contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time, with the same force and effect as if made on and as of the Effective Time. At the Effective Time, UAM shall have received a certificate from the President or Vice President of AIC, dated as of such date, certifying on behalf of AIC that as of such date that the conditions set forth in this clause (a) have been met.

     (b) The Acquired Funds shall have received an opinion of counsel for the Acquiring Funds, dated as of the Effective Time, addressed to and in form and substance satisfactory to counsel for the Acquired Funds, to the effect that: (i) the Acquiring Funds are duly organized and validly existing series of AIC under the laws of the Commonwealth of Massachusetts; (ii) AIC is an open-end management investment company registered under the 1940 Act;
     (iii) this Agreement and the Reorganization provided for herein and the execution of this Agreement have been duly authorized and approved by all requisite corporate action of each of the Acquiring Funds and this Agreement has been duly executed and delivered by the Acquiring Funds and is a valid and binding obligation of the Acquiring Funds, subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws or court decisions regarding enforcement of creditors' rights generally;
     (iv) to the best of counsel's knowledge, no consent, approval, order or other authorization of any Federal or state court or administrative or regulatory agency is required for each of the Acquiring Funds to enter into this Agreement or carry out its terms that has not already been obtained, other than where the failure to obtain any such consent, approval, order or authorization would not have a material adverse effect on the operations of the Acquiring Funds; and (v) the Acquiring Funds Shares to be issued in the Reorganization have been duly authorized and upon issuance thereof in accordance with this Agreement will be validly issued, fully paid and non-assessable.

     (c) At the Effective Time, AIC shall have performed and complied in all material respects with each of its agreements and covenants required by this

     Agreement to be performed or complied with by AIC prior to or at the Effective Time and UAM shall have received a certificate from the President or Vice President of AIC, dated as of such date, certifying on behalf of AIC that the conditions set forth in this clause (c) have been, and continue to be, satisfied.

11.  Further Conditions Precedent to Obligations of the Acquired Funds and the
     -------------------------------------------------------------------------
     Acquiring Funds.  The obligations of the Acquired Funds and the Acquiring
     ---------------
     Funds to effectuate this Agreement shall be subject to the satisfaction of each of the following conditions:

     (a) Such authority from the Securities and Exchange Commission (the "SEC") and state securities commissions as may be necessary to permit the parties to carry out the transactions contemplated by this Agreement shall have been received.

     (b) With respect to the Acquired Funds, the UAM will call a meeting of shareholders to consider and act upon this Agreement and to take all other actions reasonably necessary to obtain the approval by shareholders of each of the Acquired Funds of this Agreement and the transactions contemplated herein, including the Reorganization and the termination of the Acquired Funds if the Reorganization is consummated. UAM has prepared or will prepare the notice of meeting, form of proxy and proxy statement (collectively, "Proxy Materials") to be used in connection with such meeting; provided that the Acquiring Funds has furnished or will furnish information relating to the Acquiring Funds as is reasonably necessary for the preparation of the Proxy Materials.

     (c) The Registration Statement on Form N-1A of the Acquiring Funds shall be effective under the Securities Act of 1933 and, to the best knowledge of the Acquiring Funds, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

     (d) The shares of the Acquiring Funds shall have been duly qualified for offering to the public in all states of the United States, the Commonwealth of Puerto Rico and the District of Columbia (except where such qualifications are not required) so as to permit the transfer contemplated by this Agreement to be consummated.

     (e) The Acquired Funds and the Acquiring Funds shall have received on or before the Effective Time an opinion of counsel satisfactory to the Acquired Funds and the Acquiring Funds substantially to the effect that for Federal income tax purposes:

         (1) No gain or loss will be recognized to the Acquired Funds upon the transfer of its assets in exchange solely for the Acquiring Funds Shares and the assumption by the Acquiring Funds of the corresponding Acquired Fund's stated liabilities;

          (2) No gain or loss will be recognized to the Acquiring Funds on its receipt of the Acquired Funds' assets in exchange for the Acquiring Funds Shares and the assumption by the Acquiring Funds of the corresponding Acquired Fund's liabilities;

          (3) The basis of an Acquired Fund's assets in the corresponding Acquiring Fund's hands will be the same as the basis of those assets in the Acquired Fund's hands immediately before the conversion;

          (4) The Acquiring Funds' holding period for the assets transferred to the Acquiring Funds by the Acquired Funds will include the holding period of those assets in the corresponding Acquired Fund's hands immediately before the conversion;

          (5) No gain or loss will be recognized to the Acquired Funds on the distribution of the Acquiring Funds Shares to the Acquired Funds' shareholders in exchange for their Acquired Funds Shares;

          (6) No gain or loss will be recognized to the Acquired Funds' shareholders as a result of the Acquired Funds' distribution of Acquiring Funds Shares to the Acquired Funds' shareholders in exchange for the Acquired Funds' shareholders' Acquired Funds Shares;

          (7) The basis of the Acquiring Funds Shares received by the Acquired Funds' shareholders will be the same as the adjusted basis of that Acquired Funds' shareholders' Acquired Funds Shares surrendered in exchange therefor; and

          (8) The holding period of the Acquiring Funds Shares received by the Acquired Funds' shareholders will include the Acquired Funds' shareholders' holding period for the Acquired Funds' shareholders' Acquired Funds Shares surrendered in exchange therefor, provided that said Acquired Funds Shares were held as capital assets on the date of the conversion.

     (f) A vote approving this Agreement and the Reorganization contemplated hereby shall have been adopted by at least a majority of the outstanding shares of each of the Acquired Funds entitled to vote on the matter. [However, provided that the Reorganization shall continue to qualify for tax-free treatment under the Internal Revenue Code of 1986, as amended, the failure of one Acquired Fund to consummate the transactions contemplated hereby shall not affect the consummation or validity of the Reorganization with respect to the other Acquired Fund. The provisions of this Agreement shall be construed to effect this intent.

     (g) The Board of Trustees of AIC, at a meeting duly called for such purpose, shall have authorized the issuance by each of the Acquiring Funds of Acquiring Funds Shares at the Effective Time in exchange for the assets of the Acquired Funds pursuant to the terms and provisions of this Agreement.

12.  Effective Time of the Reorganization.  The exchange of the Acquired Funds'
     ------------------------------------
assets for Acquiring Funds Shares shall be effective as of close of business on [February 28, 2001], or at such other time and date as fixed by the mutual consent of the parties (the "Effective Time").

13.  Termination.  This Agreement and the transactions contemplated hereby may
     -----------
be terminated and abandoned without penalty by resolution of the Board of Directors of UAM Funds Inc. and/or by resolution of the Board of Trustees of AIC, at any time prior to the Effective Time, if circumstances should develop that, in the opinion of the Board, make proceeding with the Agreement inadvisable.

14.  Amendment.  This Agreement may be amended, modified or supplemented in such
     ---------
manner as may be mutually agreed upon in writing by the parties; provided, however, no such amendment may have the effect of changing the provisions for determining the number or value of Acquiring Funds Shares to be paid to the Acquired Funds' shareholders under this Agreement to the detriment of the Acquired Funds' shareholders.

15.  Governing Law.  This Agreement shall be governed and construed in
     -------------
accordance with the laws of the Commonwealth of Massachusetts.

16.  Notices.  Any notice, report, statement or demand required or permitted by
     -------
and provision of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy, certified mail or overnight express courier addressed as follows:

if to the Acquiring Funds:                         if to the Acquired Funds:

William E. Zitelli, Esq.                           Linda T. Gibson, Esq.
SEI Investments Company                            UAM Investment Services, Inc.
One Freedom Valley Road                            211 Congress Street
Oaks, PA 19456                                     Boston, MA 02110

With a copy to:                                    with a copy to:

Richard W. Grant, Esq.                             Audrey C. Talley, Esq.
Morgan, Lewis & Bockius LLP                        Drinker, Biddle & Reath LLP
1701 Market Street                                 One Logan Square
Philadelphia, PA 19103                             18/th/ & Cherry Streets
                                                   Philadelphia, PA 19103

17. Fees and Expenses.
    -----------------

     (a) Each of the Acquiring Funds and the Acquired Funds represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

     (b) Except as otherwise provided for herein, all expenses of the transactions contemplated by this Agreement incurred by each of the Acquired Funds and the Acquiring Funds will be borne by Sterling Capital Management, LLC. Such expenses include, without limitation, (i) expenses incurred in connection with the entering into and the carrying out of the provisions of this Agreement; (ii) expenses associated with the preparation and filing of the Proxy Statement under the 1934 Act; (iii) registration or qualification fees and expenses of preparing and filing such forms as are necessary under applicable state securities laws to qualify the Acquiring Funds Shares to be issued in connection herewith in each state in which the Acquired Funds' shareholders are resident as of the date of the mailing of the Proxy Statement to such shareholders; (iv) postage; (v) printing; (iv) accounting fees; (vii) legal fees; and (viii) solicitation costs of the transaction. Notwithstanding the foregoing, the Acquiring Funds shall pay their own Federal and state registration fees.]

18. Headings, Counterparts, Assignment.
    ----------------------------------

     (a) The article and paragraph headings contained in this Agreement are for reference purposes only and shall not effect in any way the meaning or interpretation of this Agreement.

     (b) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

19. Entire Agreement.  Each of the Acquiring Funds and the Acquired Funds agree
    ----------------
that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties. The representations, warranties and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.

20.  Further Assurances.  Each of the Acquiring Funds and the Acquired Funds
     ------------------
shall take such further action as may be necessary or desirable and proper to consummate the transactions contemplated hereby.

21.  Binding Nature of Agreement.  As provided in AIC's Declaration of
     ---------------------------
Trust on file with the Secretary of State of the Commonwealth of Massachusetts, this Agreement was executed by the undersigned officers of AIC, on behalf of each of the Acquiring Funds, as officers and not individually, and the obligations of this Agreement are not binding upon the undersigned officers individually, but are binding only upon the assets and property of AIC. Moreover, no series of AIC shall be liable for the obligation of any other series of that trust. This Agreement was executed by the undersigned officers of UAM Funds, Inc., on behalf of each of the Acquired Funds, as officers and not individually, and the obligations of this Agreement are not binding upon the undersigned officers individually, but are binding only upon the assets and property of UAM Funds, Inc. Moreover, no series of UAM Funds, Inc. shall be liable for the obligations of any other series of that corporation.


                              THE ADVISORS' INNER CIRCLE FUND, on behalf of its series, the Sterling Partners' Balanced Portfolio and the Sterling Partners' Small Cap Value Portfolio
Attest:

________________________      By:______________________________
                              Title:____________________________


                              UAM FUNDS INC., on behalf of its series, the Sterling Partners' Balanced Portfolio and the Sterling Partners' Small Cap Value Portfolio
Attest:

________________________      By:______________________________
                              Title:____________________________



                              STERLING CAPITAL MANAGEMENT L.L.C., as
                              to the provisions of Paragraph 17 only,
Attest:

________________________      By:_______________________________
                              Title:_____________________________